                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                March 12, 2003
                ------------------------------------------------
                Date of Report (Date of earliest event reported)

                            OSI PHARMACEUTICALS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                        0-15190               13-3159796
-------------------------------          ------------        -------------------
(State or other jurisdiction of          (Commission          (I.R.S. Employer
        incorporation)                   File Number)        Identification No.)


                              58 SOUTH SERVICE ROAD
                               MELVILLE, NY 11747
                    ----------------------------------------
                    (Address of principal executive offices)

                                 (631) 962-2000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                      N/A
                       ----------------------------------
                       (Former name or former address, if
                           changed since last report.)

ITEM 5.  OTHER EVENTS

        On March 12, 2003, OSI Pharmaceuticals, Inc., a Delaware corporation ("OSI" or the "Company"), announced that it had entered into an agreement with an affiliate of Serono S.A., Ares Trading S.A., a Swiss corporation, under which OSI has the exclusive right to market and promote the drug Novantrone(R) (mitoxantrone hydrochloride) for all approved oncology indications in the United States. In consideration for these exclusive rights, OSI will pay
Serono initial fees totaling $55 million plus quarterly maintenance fees in return for commissions on net sales in oncology. To support Novantrone(R), OSI intends to build commercial operations to include a sales force and an associated marketing and sales management infrastructure. OSI estimates that the fiscal year 2004 commission revenues on Novantrone(R) oncology sales will be between approximately $20 million and $30 million.

        Novantrone(R) is approved by the U.S. Food and Drug Administration for the treatment of acute nonlymphocytic leukemia (ANLL), which includes myelogenous, promyelocytic, monocytic and erythroid acute leukemias, and the relief of pain associated with advanced hormone-refractory prostate cancer
(HRPC). The drug is also approved for certain advanced forms of multiple sclerosis (MS). Serono will continue to be responsible for the marketing of the multiple sclerosis indication for Novantrone(R) and book all U.S. sales in all indications. Total sales in 2002 of Novantrone(R) were approximately $80 million.

        Novantrone(R) is a synthetic antineoplastic anthracenedione used intravenously as an anti-cancer agent. The product was approved by the FDA in 1987 for ANLL and in 1996 for the relief of pain associated with HRPC. It is a DNA-reactive agent that intercalates into DNA through hydrogen bonding, causing crosslinks and strand breaks. Novantrone(R) also interferes with RNA and is a potent inhibitor of topoisomerase II, an enzyme responsible for uncoiling and repairing damaged DNA.

                    Company Strategy and Financial Update
                    -------------------------------------

        Since the return of rights to Tarceva(TM), OSI has had two primary goals for the organization:

        . First, to successfully develop, register and commercialize Tarceva(TM), hence the Genentech/Roche alliance in January 2001 and the acquisition of the oncology assets of Gilead Sciences, Inc. in December 2001 which added strong oncology development and regulatory capabilities; and

        .       Second, to build a first class oncology
                franchise around Tarceva(TM) with strong functional capabilities from discovery to commercialization, in-the-market products and a deep and diversified pipeline.

        A key element of OSI's strategy to effectuate these goals has been to secure rights to an in-the-market therapeutic product as a vehicle to enable it to establish a sales and marketing organization and continue its mission of building a first class oncology franchise ahead of the launch of Tarceva(TM). Accessing a quality product that will allow OSI to generate a credible revenue flow and build a high quality sales and marketing organization has proven to be a challenge as a result of tremendous competition for opportunities of this kind. OSI believes that it has negotiated a deal with Serono which meets its strategic goal and provides a modest annual cash-flow positive outcome by 2004 and beyond.

        Serono acquired the US rights to Novantrone(R) from Immunex Corporation, an affiliate of Amgen, Inc. in 2002. OSI believes that Novantrone(R) is a quality, well-respected oncology product with loyal users built around its two approved oncology indications: acute non-lymphocytic leukemia (ANLL, often referred to as acute mylelogenous leukemia, or AML) and the palliative relief of pain associated with advanced hormone refractory prostate cancer.

        OSI believes the following tangible and intangible benefits of this transaction, among others, warranted the decision to secure an agreement with
Serono:

        . the enhancement of the possibility for future in-licensing and regional co-promote deals for other marketed oncology products;
        . the ability to directly market in the United States its future pipeline products, thereby leading to an improved economic share of product revenues; and
        . the further validation of OSI as a quality development and commercialization partner for oncology development candidates.

        In order to rapidly establish a core capability in the commercial area, OSI intends to secure a short-term, transitional arrangement with a contract sales organization for the provision of a core of sales representatives, sales and marketing operations support personnel and core infrastructure needs. Additionally, OSI intends to recruit a corporate executive level candidate to lead the establishment of a core commercial organization.

        Re-forecasting its fiscal years 2003 and 2004 operating statements on the assumption that OSI closes the recently announced merger transaction with Cell Pathways, Inc., which is dependent upon the approval of Cell Pathways' shareholders, OSI estimates total fiscal year 2003 revenues to be approximately $30 million and total fiscal year 2004 revenues to be approximately $60 million, excluding any potential sales revenue from Tarceva(TM). OSI estimates that, following consummation of both the Novantrone(R) transaction and the Cell Pathways merger, its fiscal year 2004 cash burn will decrease to less than $100 million, excluding any potential sales revenue from Tarceva(TM). OSI also estimates its fiscal year 2003 ending cash to be approximately $250 million. OSI models that the two transactions (i.e., Novantrone(R) and the Cell Pathways merger) will have a modestly positive impact on its stated corporate goal of profitability within 18-24 months of the Tarceva(TM) launch.

ITEM 7.  EXHIBITS

    EXHIBIT NO.            DESCRIPTION
    -----------            -----------
       99.1                Press release, dated March 12, 2003.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 12, 2003                   OSI PHARMACEUTICALS, INC.


                                          By:  /s/ Robert L. Van Nostrand
                                               ---------------------------------
                                               Robert L. Van Nostrand
                                               Vice President and Chief
                                               Financial Officer (Principal
                                               Financial Officer)

                                  EXHIBIT INDEX

    EXHIBIT NO.            DESCRIPTION
    -----------            -----------

       99.1                Press release, dated March 12, 2003.